Exhibit 77(c)


                         TRANSAMERICA IDEX MUTUAL FUNDS

                          RESULTS OF SHAREHOLDER PROXY


At a special meeting of shareholders held on October 30, 2007, the results of the Proposals were as follows:

Proposal 1: To elect a new Board of Directors

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                                        For                   Withheld
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      John K. Carter                    1,869,801,381.126     75,092,910.077
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      Leo J. Hill                       1,870,292,020.404     74,602,270.799
      ------------------------------------------------------------------------
      Joyce Galpern Norden              1,870,010,162.69      74,884,128.513
      ------------------------------------------------------------------------
      Neal M. Jewell                    1,869,085,986.703     75,808,304.500
      ------------------------------------------------------------------------
      Russell A. Kimball, Jr.           1,869,975,193.416     74,919,097.787
      ------------------------------------------------------------------------
      Eugene M. Mannella                1,869,732,073.896     75,162,217.307
      ------------------------------------------------------------------------
      Norm R. Nielsen                   1,870,076,377.259     74,817,913.944
      ------------------------------------------------------------------------
      Patricia L. Sawyer                1,870,218,037.071     74,676,254.132
      ------------------------------------------------------------------------
      John W. Waechter                  1,869,642,547.953     75,251,743.25
      ------------------------------------------------------------------------

Proposal 2: To approve an amendment to the Agreement and Declaration of Trust

      -------------------------------------------------------------
      For                     Withheld              Abstain
      -------------------------------------------------------------
      1,216,704,908.632       76,054,434.614        186,736,131.957
      -------------------------------------------------------------


                         TRANSAMERICA IDEX MUTUAL FUNDS

                          RESULTS OF SHAREHOLDER PROXY

At a special meeting of shareholders held on November 27, 2007, the results of Proposal 1 for Protected Principal Stock were as follows:

Proposal 1 To approve a Plan of Liquidation and Dissolution with respect to the Fund.

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                 For                  Against              Abstentions
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             438,932.116            24,107.601              8,229.411
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